EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Scott Maguire, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Xenetic Biosciences, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 1, 2017

By:	/s/ Michael Scott Maguire
Michael Scott Maguire Chief Executive Officer and President (Principal Executive Officer)